Exhibit 99.1

Medbox Adds Former FBI Assistant Director of Security to Its Board

LOS ANGELES, Oct. 27, 2014 /PRNewswire/ -- Medbox, Inc. (OTCQB: MDBX) (www.medbox.com), a leading dispensary infrastructure/licensing specialist, patented technology provider, and partner to the cannabis industry, is proud to announce the addition of Ms. Jennifer S. Love, a former senior executive of the FBI, to its Board of Directors.  Ms. Love was a 27-year veteran of the FBI, having retired as the Assistant Director of the FBI Security Division, a position she was appointed to in September 2011 by then FBI DirectorRobert S. Mueller III.

Ms. Love's appointment adds to an already world class Board of Directors, joining Mr. Mitch Lowe, co-founder of Netflix and former President of Redbox, and U.S. Ambassador to the Bahamas (ret), Ned L. Siegel. The addition marks Medbox's third independent director, which is an important step in the company's strategy to uplist its stock to the NASDAQ stock market.

"We have assembled what I consider to be a "dream team" between our board and management team at Medbox," commented Guy Marsala, CEO at Medbox, Inc. "As we make the move to NASDAQ, adding an executive with Ms. Love's background and character is critical to ensuring that Medbox is able to properly secure, monitor, and oversee cannabis operations for our clients. She fits into our security minded, compliance focus seamlessly."

"I look forward to bringing my experience and expertise to an already talented and distinguished board at Medbox," stated Ms. Love. "As the medical marijuana industry begins to expand and mature, I feel strongly that my experience and talents will blend well with Medbox's focus on security, transparency, and oversight in this young, rapidly emerging industry."

Ms. Love brings a vast wealth of knowledge and government experience to the Medbox board, including:

•	Managing and directing government programs, field offices and headquarter divisions, and multi-million dollar operating budgets.
•	Directing multiple facets of national security and criminal intelligence investigations.
•	Establishing order, direction, collaborative partnerships, and purpose among federal law enforcement, regulatory and intelligence agencies, and domestic law enforcement officials.
•
Proven business acumen in creating enterprise risk management strategies with emphasis on security operations, investigations, field operations, intelligence and criminal programs, employee misconduct, ethics violations, and security risks.

•	Highly skilled in organizing, distributing, and delivering sensitive information to a diverse range of personnel.

About Medbox, Inc:

Medbox (http://www.medbox.com) is the leading dispensary infrastructure and licensing specialist, patented technology provider, and partner to the cannabis industry. Headquartered in Los Angeles, CA, Medbox, through its wholly owned subsidiary, Medicine Dispensing Systems, offers its patented systems, software and consulting services to pharmacies, alternative medicine dispensaries, and local governments in the U.S. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (www.vaporfection.com), the company offers an industry award-winning line of medical vaporizer products. Medbox, through its newly established subsidiaries, is also developing ancillary services tailored to the alternative medicine industry, including: real estate acquisitions and subsequent lease programs to alternative medicine dispensaries and cultivation centers, and alternative medicine dispensary and cultivation management services.

Forward-Looking Statements:
Statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.

Contacts:

Investor Relations	Media Relations
Stephen Hart	Jackie Herskovitz Russell
Hayden IR	Teak Media + Communications
917-658-7878	O: 617-269-7171
hart@haydenir.com	jackie@teakmedia.com
@TeakMedia

Medbox:
For more information on Medbox, please call (800) 762-1452 or visit www.medbox.com.